Exhibit 5.2

Darren DeStefano T: +1 703 456 8034 ddestefano@cooley.com

July 17, 2019

Autolus Therapeutics plc

58 Wood Lane

White City

London W12 7RZ

Ladies and Gentlemen:

We have acted as special U.S. counsel to Autolus Therapeutics plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the filing of a Registration Statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a base prospectus (the “Base Prospectus”), which forms part of the Registration Statement and provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, as amended from time to time, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), provides for the registration by the Company of:

•	ordinary shares, nominal value £0.00042 per share, of the Company (the “Ordinary Shares”), represented by American Depositary Shares (the “ADSs”);

•

debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.4 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities(the “Indenture”); and

•

warrants to purchase Ordinary Shares, or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.6 and 4.7 to the Registration Statement (the “Warrant Agreement”).

The Ordinary Shares, the Debt Securities and the Warrants plus any additional Ordinary Shares, Debt Securities and Warrants that may be registered pursuant to any registration statement that the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Autolus Therapeutics plc

July 17, 2019

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In rendering this opinion, we have assumed the legal capacity of all natural persons; the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We are not hereby rendering any opinion with respect to any Ordinary Shares issuable upon the conversion of any Debt Securities or the exercise of any Warrant. We have assumed that any Debt Securities or Warrants offered under the Registration Statement, and the related Indenture and Warrant Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement. We have also assumed that with respect to any Debt Securities issuable upon exercise of any Warrants, the applicable Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. In addition, we have assumed that the Company is validly existing and has the corporate power to issue the Debt Securities and the Warrants under the laws of England and Wales. We understand that a separate opinion of Cooley (UK) LLP as to such matters is being delivered to you today.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.     With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that; (i) the Registration Statement and any required post-effective amendment thereto have all become and remain effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the terms of the Debt Securities and their issuance and sale, including as to any Ordinary Shares to be issued on the exercise thereof, have been duly authorized by the Company by all necessary corporate action and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative articles of association (the “Articles of Association”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company,

Cooley LLP  One Freedom Square, 11951 Freedom Drive, Reston, VA 20190-5656

t: (703) 456-8000 f: (703) 456-8100 cooley.com

Autolus Therapeutics plc

July 17, 2019

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enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.     With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become and remain effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants, including as to any Ordinary Shares, ADSs or Debt Securities to be issued on the exercise thereof, have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Cooley LLP  One Freedom Square, 11951 Freedom Drive, Reston, VA 20190-5656

t: (703) 456-8000 f: (703) 456-8100 cooley.com

Darren DeStefano

T: +1 703 456 8034

ddestefano@cooley.com

Sincerely,

COOLEY LLP

By:	/s/ Darren DeStefano
Daren DeStefano

Cooley LLP  One Freedom Square, 11951 Freedom Drive, Reston, VA 20190-5656

t: (703) 456-8000 f: (703) 456-8100 cooley.com